UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

NTL Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	52-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 1.1

Underwriting Agreement, dated as of July 18, 2006, among NTL Incorporated, NTL Cable PLC, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited and J.P. Morgan Securities Ltd., Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and Goldman Sachs International on behalf of themselves and as representatives of the several underwriters.

Exhibit 1.2	Deed of Accession dated July 18, 2006 between NTL Investment Holdings Limited and Deutsche Bank AG, London Branch as C Facility Lender and as Facility Agent.

Exhibit 1.3	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, JPMorgan Chase Bank as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.4	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, Goldman Sachs Credit Partners, L.P. as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.5	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, The Royal Bank of Scotland plc as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 99.1	Press Release dated July 18, 2006

Item 1.01          Entry into a Material Definitive Agreement

Underwriting Agreement for Senior Notes and Tranche C Commitments

On July 18, 2006, NTL Incorporated and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Ltd., Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and Goldman Sachs International on behalf of themselves and as representatives of the several underwriters (together, the “Underwriters”), pursuant to which NTL’s subsidiary, NTL Cable PLC, agreed to issue and sell to the Underwriters $550 million aggregate principal amount of 9.125% Senior Notes due 2016 in accordance with the terms and conditions set forth in the Underwriting Agreement.

The sale of the Senior Notes has been registered with the Securities and Exchange Commission (the “SEC”) in a registration statement on Form S-3, File No. 333-135662.  The terms of the Senior Notes are described in the prospectus dated July 10, 2006, as supplemented by a final prospectus supplement dated July 18, 2006, as filed with the SEC on July 20, 2006.

The closing of the sale of the Senior Notes is expected to occur on or about July 25, 2006, subject to customary closing conditions.  NTL estimates that the net proceeds from the sale of the Senior Notes, after deducting the Underwriters’ discounts and estimated offering expenses, will be approximately $539.3 million.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated by reference.  The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit.

NTL also announced the receipt of commitments by its subsidiary, NTL Investment Holdings Limited, from Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International for an additional £300 million in senior debt under a new Tranche C of its existing facilities.  Loans under the Tranche C facility will bear interest at LIBOR plus 2.75% and the principal amount will be repayable in seven years.  A copy of the documents pursuant to which Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International committed to fund the Tranche C facility are attached as Exhibits 1.2 to 1.5.

The proceeds from the Senior Notes and Tranche C will be used to repay NTL’s $1,048.8 million bridge facility.

A copy of the press release related to these matters is attached as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(d)                                   Exhibits

Exhibit	Description

Exhibit 1.1

Underwriting Agreement, dated as of July 18, 2006, among NTL Incorporated, NTL Cable PLC, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited and J.P. Morgan Securities Ltd., Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and Goldman Sachs International on behalf of themselves and as representatives of the several underwriters.

Exhibit 1.2	Deed of Accession dated July 18, 2006 between NTL Investment Holdings Limited and Deutsche Bank AG, London Branch as C Facility Lender and as Facility Agent.

Exhibit 1.3	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, JPMorgan Chase Bank as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.4	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, Goldman Sachs Credit Partners, L.P. as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.5	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, The Royal Bank of Scotland plc as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 99.1	Press Release dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2006	NTL INCORPORATED

	By:	/s/Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 1.1

Underwriting Agreement, dated as of July 18, 2006, among NTL Incorporated, NTL Cable PLC, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited and J.P. Morgan Securities Ltd., Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and Goldman Sachs International on behalf of themselves and as representatives of the several underwriters.

Exhibit 1.2	Deed of Accession dated July 18, 2006 between NTL Investment Holdings Limited and Deutsche Bank AG, London Branch as C Facility Lender and as Facility Agent.

Exhibit 1.3	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, JPMorgan Chase Bank as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.4	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, Goldman Sachs Credit Partners, L.P. as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 1.5	Deed of Accession dated July 18, 2006 among NTL Investment Holdings Limited, The Royal Bank of Scotland plc as C Facility Lender and Deutsche Bank AG, London Branch as Facility Agent.

Exhibit 99.1	Press Release dated July 18, 2006